                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
              the Securities Exchange Act of 1934 (Amendment No. )

Filed by the Registrant
Filed by a Party other than the Registrant
Check the appropriate box:
   Preliminary Proxy Statement
   Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
X  Definitive Proxy Statement
   Definitive Additional Materials
   Soliciting Material Pursuant to ?240.14a-11(c) or ?240.14a-12

                               SYNC RESEARCH, INC.
                               -------------------
                (Name of Registrant as Specified In Its Charter)

                               -------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

   Payment of Filing Fee (Check the appropriate box):

X  No fee required.
   Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
   (1)     Title of each class of securities to which transaction applies:
   (2)     Aggregate number of securities to which transaction applies:

   (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
   (4)     Proposed maximum aggregate value of transaction:
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   (4)     Date Filed:

           ---

                               SYNC RESEARCH, INC.

                               ------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                                  JUNE 11, 1999

                               ------------------

TO THE STOCKHOLDERS:

     NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of Sync Research, Inc. (the "Company") will be held on Friday, June 11, 1999, at 2:00 p.m., local time, at the Marriott Suites, 500 Bayview Circle, Newport Beach, California 92660 for the following purposes:

          1. To elect directors to serve for the ensuing year and until their successors are elected and qualified;

          2. To approve an amendment to the Certificate of Incorporation to effect a one-for-five reverse split of the Company's Common Stock;

          3. To ratify the appointment of Ernst & Young LLP as the Company's independent public accountants for the fiscal year ending December 31, 1999; and

          4. To transact such other business as may properly come before the meeting or any postponement or adjournment(s) thereof.

         The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice.

     Only stockholders of record at the close of business on April 20, 1999, are entitled to notice of and to vote at the meeting and any adjournment(s) thereof.

     All stockholders are cordially invited to attend the meeting in person. However, to assure your representation at the meeting, you are urged to mark, sign, date and return the enclosed Proxy as promptly as possible in the enclosed postage-prepaid envelope.

                                         FOR THE BOARD OF DIRECTORS


                                         William K. Guerry
                                         Secretary


Irvine, California
April 30, 1999

                               SYNC RESEARCH, INC.

                                   -----------

                                 PROXY STATEMENT

                 INFORMATION CONCERNING SOLICITATION AND VOTING

GENERAL

         The enclosed Proxy is solicited on behalf of the Board of Directors of Sync Research, Inc. (the "Company"), for use at the annual meeting of stockholders to be held on Friday, June 11, 1999 (the "Annual Meeting"), at 2:00 p.m., local time, or at any postponement or adjournment(s) thereof, for the purpose set forth herein and in an accompanying Notice of Annual Meeting of Stockholders. The Annual Meeting will be held at the Marriott Suites, 500 Bayview Circle, Newport Beach, California, 92660. The Company's principal executive offices are located at 40 Parker, Irvine, California 92618. The Company's telephone number at that location is (949) 588-2070.

         THE COMPANY HAS PROVIDED A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K FOR THE YEAR ENDED DECEMBER 31, 1998, INCLUDING FINANCIAL STATEMENTS AND FINANCIAL STATEMENT SCHEDULES (BUT NOT EXHIBITS) WITH THE ENCLOSED PROXY. EXHIBITS TO THE ANNUAL REPORT MAY BE OBTAINED ON WRITTEN REQUEST TO WILLIAM K. GUERRY, VICE PRESIDENT OF FINANCE AND ADMINISTRATION AND CHIEF FINANCIAL OFFICER, SYNC RESEARCH, INC., 40 PARKER, IRVINE, CA 92618 (TELEPHONE NUMBER
(949) 588-2070) AND PAYMENT OF THE COMPANY'S REASONABLE EXPENSES IN FURNISHING SUCH EXHIBITS.

SOLICITATION

         These proxy solicitation materials were mailed on or before April 30, 1999 to all stockholders entitled to vote at the meeting. The costs of soliciting these proxies will be borne by the Company. These costs will include the expenses of preparing and mailing proxy materials for the Annual Meeting and reimbursement paid to brokerage firms and others for their expenses incurred in forwarding solicitation material regarding the Annual Meeting to beneficial owners of the Company's Common Stock. The Company may conduct further solicitation personally, telephonically or by facsimile through its officers, directors and regular employees, none of whom will receive additional compensation for assisting with the solicitation.

REVOCABILITY OF PROXIES

         Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before its use either (i) by delivering to the Company (Attention: William K. Guerry) a written notice of revocation or a duly executed proxy bearing a later date or (ii) by attending the meeting of stockholders and voting in person.

VOTING

         Each share of Common Stock entitles its holder to one vote on matters to be acted upon at the meeting, including the election of directors.

         Votes cast in person or by proxy at the Annual Meeting will be tabulated by the Inspector of Elections with the assistance of the Company's transfer agent. Any proxy that is returned using the form of proxy enclosed and which is not marked as to a particular item will be voted (i) for the election of the directors indicated; (ii) for amendment to the Company's Certificate of Incorporation; (iii) for ratification of the appointment of the designated independent public accountants; and (iv) as the proxy holders deem advisable on other matters that may come before the meeting. A stockholder may indicate on the enclosed proxy or its substitute that it is abstaining from voting on a particular matter (an "abstention"). A broker may indicate on the enclosed proxy or its substitute that it does not have discretionary authority as to certain shares to vote on a particular matter (a "broker non-vote"). Abstentions and broker non-votes are each tabulated separately. The Inspector of Elections will determine whether or not a quorum is present at the Annual Meeting. In general,

Delaware law provides that a majority of the shares entitled to vote, present in person or represented by proxy, constitutes a quorum. Abstentions and broker non-votes of shares that are entitled to vote are treated as shares that are present in person or represented by proxy for purposes of determining the presence of a quorum. Except with respect to the election of directors and except in certain other specific circumstances, the affirmative vote of the majority of shares entitled to vote and present in person or represented by proxy at a duly held meeting at which a quorum is present is required under Delaware law for approval of proposals presented to stockholders. In determining whether a proposal has been approved, abstentions of shares that are entitled to vote are treated as present in person or represented by proxy, but not as voting for such proposal, and hence have the same effect as votes against such proposal, while broker non-votes of shares that are entitled to vote are not treated as present in person or represented by proxy for purposes of voting on such proposal, and hence have no effect on the vote for such proposal.

RECORD DATE AND SHARE OWNERSHIP

         Only stockholders of record at the close of business on April 20, 1999, are entitled to notice of and to vote at the meeting. At the record date, April 20, 1999, 17,584,927 shares of the Company's Common Stock, with a par value of $.001 per share, were issued and outstanding.

DEADLINE FOR RECEIPT OF STOCKHOLDER PROPOSALS

         Proposals of stockholders of the Company that are intended to be presented by such stockholders at the Company's 2000 Annual Meeting of Stockholders must be received by the Company no later than Saturday, January 1, 2000 in order that they may be considered for inclusion in the proxy statement and form of proxy relating to that meeting. If the Company is not notified of a stockholder proposal on or after March 13, 2000 and before May 22, 2000 in writing of a proposal for the 2000 annual meeting as provided in the Company's Bylaws, the management of the Company may exclude the matter from consideration at the annual meeting. In addition, if the Company is not notified by March 16, 2000 of a stockholder proposal, the proxies held by management of the Company provide discretionary authority to vote against such stockholder's proposal, even though such proposal is not discussed in the proxy statement.

                      PROPOSAL NO. 1: ELECTION OF DIRECTORS

NOMINEES

         The Company's bylaws currently provide for a Board of Directors of three members. There are currently three members standing for election. Unless otherwise instructed, the proxy holders will vote the proxies received by them for the nominees named below, regardless of whether any other names are placed in nomination by anyone other than one of the proxy holders. In the event that any such nominee is unable or declines to serve as a director at the time of the Annual Meeting, the proxy holders will vote in their discretion for a substitute nominee. It is not expected that any nominee will be unavailable. The term of office of each person elected as a director will continue until the next Annual Meeting of Stockholders or until his successor has been elected and qualified.

         The names of the nominees, their ages as of March 15, 1999, and certain other information about them are set forth below:

Caption>
     NAME OF NOMINEE                          AGE                  PRINCIPAL OCCUPATION                DIRECTOR
     ---------------                          ---                  --------------------                 SINCE
                                                                                                        -----
     Gregorio Reyes                           58      Chairman of the Board of Directors                1995

     Charles A. Haggerty                      57      Chairman, President and Chief Executive           1995
                                                      Officer of Western Digital Corp.
     William J. Schroeder                     54      President and Chief Executive Officer of          1998
                                                      Diamond Multimedia Systems, Inc.

         Except as set forth below, each of the nominees has been engaged in his principal occupation set forth above during the past five years.

         MR. REYES has served as Chairman of the Company's Board of Directors since January 1995 and from October 1997 to May 1998 in the Office of the Chief Executive Officer of the Company. From 1990 to August 1994, he served as Chairman and Chief Executive Officer of Sunward Technologies, Inc., a provider of rigid disk magnetic recording head products for the data storage industry. Previously, he was Chairman and Chief Executive Officer of American Semiconductor Equipment Technologies, a wafer stepper company. Mr. Reyes currently also serves as a director of Diamond Multimedia Systems, Inc., C-Cube Microsystems, Inc. and several privately-held companies. Mr. Reyes received a B.S. in Mechanical Engineering from Rensselaer Polytechnic Institute and a M.S. in Management from the Stevens Institute of Technology.

         MR. HAGGERTY has served as a member of the Company's Board of Directors since June 1995. He has served as Chairman, President and Chief Executive Officer of Western Digital Corp. ("Western Digital"), a manufacturer of disk drives, since July 1992. From June 1992 through June 1993, Mr. Haggerty served as President and Chief Operating Officer of Western Digital. Mr. Haggerty also serves as a director of Pentair, Inc. and Navistar International Corporation. He received a B.A. in Business and Social Science from the University of St. Thomas.

         MR. SCHROEDER has served as a member of the Company's Board of Directors since April 1998. Mr. Schroeder has served as President and Chief Executive Officer and Director of Diamond Multimedia Systems, Inc. since May 1994. Mr. Schroeder was employed by Conner Peripherals, Inc. ("Conner") from 1986 to 1994, initially as President and, from 1989, as Vice Chairman of the Board of Directors. He was also President of Conner's New Products Group from 1989 to 1990, President of Archive Corporation (a Conner subsidiary) from January 1993 to November 1993, and CEO of Arcada Software, Inc. (a Conner subsidiary) from November 1993 to May 1994. Mr. Schroeder is also a director of Xircom, Inc. and CNF Transportation, Inc. He received his M.B.A. from Harvard Business School and M.S.E.E. and B.E.E. from Marquette University.

BOARD MEETINGS AND COMMITTEES

         The Board of Directors held a total of six meetings during the fiscal year ended December 31, 1998. The Board of Directors has an Audit Committee and a Compensation Committee. It does not have a nominating committee or a committee performing the functions of a nominating committee.

         During 1998, the Audit Committee of the Board of Directors consisted of Charles A. Haggerty, William O'Meara (until June 1998) and William J. Schroeder, all of whom were non-employee directors of the Company. Mr. O'Meara did not stand for re-election as a member of the Board of Directors at the Company's 1998 Annual Meeting. The Audit Committee had two meetings during 1998, both of which included meetings with the Company's independent auditors to review internal accounting policies and adequacy of internal controls. The members of the Audit Committee also met informally periodically with the Company's management during 1998.

         During 1998, the Compensation Committee of the Board of Directors consisted of Charles Haggerty, William O'Meara (until June 1998) and William J. Schroeder, all of whom were non-employee directors. The Compensation Committee met three times during 1998. The Compensation Committee, in conjunction with the Board of Directors, establishes salaries, incentives and other forms of compensation for directors, officers and other employees, administers the various incentive compensation and benefit plans (including the Company's stock purchase and stock option plans) and recommends policies relating to such plans. The Compensation Committee has exclusive authority to award grants of options or restricted stock to executive officers of the Company, pursuant to the 1991 and 1996 Stock Plans.

         During 1998, no incumbent director attended fewer than 75% of the aggregate number of meetings of the Board of Directors and of the committees of the Board of Directors on which he serves.

COMPENSATION OF DIRECTORS

         Mr. Reyes, the Chairman of the Board of Directors, earned $72,000 ($6,000 per month) during 1998 pursuant to a consulting agreement with the Company. Non-employee directors are paid a fee of $5,000 per quarter plus $1,000 for each full meeting of the Board of Directors attended by such director. In 1998, Mr. Haggerty and Mr. Schroeder earned $25,000 each pursuant to their arrangements. In addition, directors are reimbursed for out-of-pocket travel expenses associated with their attendance at Board meetings. Non-employee directors of the Company will automatically be granted options to purchase shares of the Company's Common Stock pursuant to the terms of the Company's 1995 Directors' Stock Option Plan (the "Directors' Plan"). Under the Directors' Plan, each non-employee director who is elected to the Board will receive an option to purchase 40,000 shares of Common Stock on the date on which he or she first becomes a non-employee director. In addition, on the date of each annual stockholders meeting, each non-employee director, will be granted an additional option to purchase 10,000 shares of Common Stock if, on such date, he or she has served on the Board for at least six months and remains a director as of the date of such meeting. Messrs. Haggerty and Schroeder each received options to purchase 10,000 shares and 40,000 shares, respectively, pursuant to the Directors' Plan in 1998. Subject to their election to the Board of Directors by the stockholders at the Annual Meeting, Messrs. Haggerty and Schroeder will be automatically granted an option to purchase 10,000 shares of Common Stock each on the date of the Annual Meeting. There are no family relationships among the directors or executive officers of the Company.

VOTE REQUIRED AND RECOMMENDATION OF BOARD OF DIRECTORS

         The three nominees receiving the highest number of affirmative votes of shares of the Company's Common Stock present at the Annual Meeting in person or by proxy and entitled to vote shall be elected as directors.

         THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR THE ELECTION OF EACH OF THE NOMINEES LISTED ABOVE TO SERVE AS DIRECTORS FOR THE ENSUING YEAR AND UNTIL THEIR SUCCESSORS ARE ELECTED AND QUALIFIED.

         PROPOSAL NO. 2: AMENDMENT TO CERTIFICATE OF INCORPORATION EFFECTING A
                           REVERSE COMMON STOCK SPLIT

INTRODUCTION

         The Board has approved an amendment to the Company's Certificate of Incorporation to effect a reverse stock split, pursuant to which each five shares of Common Stock of the Company will become one share of Common Stock (the "Reverse Split"). The stockholders are being asked to approve this proposed amendment. The Reverse Split will take effect, if at all, after it is approved by the stockholders of the Company and after filing the amendment with the Secretary of State of the State of Delaware (the "Effective Date"). Even if the Reverse Split is approved by the stockholders it is within the discretion of the Board of Directors not to carry out the Reverse Split.

PURPOSE OF REVERSE SPLIT

         The Company has been informed by the Nasdaq Stock Market ("Nasdaq") that the Company's stock price was not in compliance with the minimum per share price requirement for stock traded on Nasdaq. The Company will become in compliance if its stock trades at or above the minimum trading price of $1.00 for at least ten consecutive trading days. If the Company does not meet this requirement, it will be delisted from trading on Nasdaq. The Company has requested a hearing to stay the delisting while it seeks shareholder approval for the reverse stock split.

         If the Company's securities are delisted from Nasdaq, trading, if any, of the Company's securities would thereafter have to be conducted in the non-Nasdaq over-the-counter market. In such event, an investor could find it more difficult to dispose of, or to obtain accurate quotations as to the market value of, the Company's securities. In addition, if the Common Stock were to become delisted from trading on Nasdaq and the trading price of the Common Stock were to remain below $5.00 per share, trading in the Company's Common Stock would also be subject to the requirements of certain rules promulgated under the Securities Exchange Act of 1934, as amended, which require additional disclosure by broker-dealers in connection with any trades involving a stock defined as a penny stock (generally, any non-Nasdaq equity security that has a market price of less than $5.00 per share, subject to certain exceptions). The additional burdens imposed upon broker-dealers by such requirements could discourage broker-dealers from effecting transactions in the Common Stock, which could severely limit the market liquidity of the Common Stock and the ability of investors to trade the Company's Common
Stock. There is no guarantee that the Reverse Split will result in compliance with the Nasdaq minimum trading price requirement. The Company's securities may be delisted even after the Reverse Split.

         As a result of the Reverse Split, the 17,584,927 shares of Common Stock outstanding on April 20, 1999 will become approximately 3,516,985 shares of Common Stock and any other shares issued prior to the Effective Date will be similarly adjusted. In addition, on the Effective Date each option and warrant to purchase Common Stock outstanding on the Effective Date will be adjusted so that the number of shares of Common Stock issuable upon their exercise shall be divided by five (and corresponding adjustments will be made to the number of shares vested under each outstanding option) and the exercise price of each option and warrant shall be multiplied by five. No fractional shares will be issued upon the Reverse Split. In lieu thereof, the Company will pay each holder of a fractional interest an amount in cash equal to the value of such fractional interest on the Effective Date. The Reverse Split will have the effect of increasing the number of odd-lot holders of the Company's Common Stock. Transaction costs involving odd-lot amounts of Common Stock are generally higher on a per-share basis than transactions involving even-lot amounts of Common Stock. Thus, the Reverse Split may have the effect of increasing the transaction costs of certain of the Company' stockholders.

         The Reverse Split will have the effect of creating additional authorized and unreserved shares of the Company's Common Stock. The Company has no current plans to issue such shares. As of April 20, 1999, the Company had 50,000,000 authorized shares of Common Stock of which 17,584,927 were issued and outstanding. As of April 9, 1999, an aggregate of 7,785,964 shares had been reserved for issuance under the Company's 1991 Stock Plan, 1996 Non-Executive Stock Option Plan, 1995 Directors' Stock Option Plan , 1995 Employee Stock Purchase Plan and Assumed TyLink 1994 Stock Plan, or for exercise of options issued under such plans. Of these shares, 3,147,181 shares are subject to outstanding options and stock purchase rights and 2,339,355 shares remain available for issuance as of April 9, 1999. As of April 9, 1999, 26,933,097 shares of the Company's Authorized Common Stock remained unissued and unreserved.

APPROVAL REQUIRED

         The affirmative vote of a majority of the outstanding shares of Common Stock of the Company is required to approve the amendment of the Company's Certificate of Incorporation to effect a one-for-five reverse split of the Company's Common Stock.

RECOMMENDATION OF THE BOARD

         THE BOARD RECOMMENDS A VOTE FOR APPROVAL OF THE PROPOSED AMENDMENT TO THE CERTIFICATE OF INCORPORATION EFFECTING A ONE FOR FIVE REVERSE COMMON STOCK SPLIT.

         PROPOSAL NO. 3: APPROVAL OF INDEPENDENT PUBLIC ACCOUNTANTS

         The Board of Directors has appointed the firm of Ernst & Young LLP, independent public accountants, to audit the financial statements of the Company for the fiscal year ending December 31, 1999, and recommends that stockholders vote for ratification of this appointment. In the event the stockholders do not ratify such appointment, the Board of Directors will reconsider its selection. Representatives of Ernst & Young LLP are expected to be present at the Annual Meeting with the opportunity to make a statement if they desire to do so, and are expected to be available to respond to appropriate questions.

VOTE REQUIRED AND RECOMMENDATION OF BOARD OF DIRECTORS

         The affirmative vote of the holders of a majority of the shares of the Company's Common Stock present at the Annual Meeting in person or by proxy and entitled to vote is required for approval of the ratification of the appointment of Ernst & Young LLP as the Company's independent public accountants.

         THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR THE APPROVAL OF ERNST & YOUNG LLP AS THE COMPANY'S INDEPENDENT PUBLIC ACCOUNTANTS FOR THE YEAR ENDING DECEMBER 31, 1999.

                  COMMON STOCK OWNERSHIP OF CERTAIN BENEFICIAL
                              OWNERS AND MANAGEMENT

         The following table sets forth the beneficial ownership of the Company's Common Stock as of March 15, 1999, as to (i) each person who is known by the Company to beneficially own more than five percent of the outstanding shares of the Company's Common Stock, (ii) each of the Company's directors, (iii) all persons who served as the Company's Chief Executive Officer during fiscal year 1998 and each of the four most highly compensated executive officers who earned salary and bonus in excess of $100,000 in 1998 (the "Named Executive Officers") and (iv) all directors and executive officers as a group.

                                                                                     SHARES BENEFICIALLY
                                                                                          OWNED(1)
                                                                                     --------------------
5% STOCKHOLDERS, DIRECTORS, NAMED EXECUTIVE OFFICERS,
AND DIRECTORS AND EXECUTIVE OFFICERS AS A GROUP                                       NUMBER       PERCENT
-----------------------------------------------                                      ---------------------
Dimensional Fund Advisors
1299 Ocean Ave.  11th Floor
Santa Monica, CA 90404.........................................................       1,204,200     6.9%

3Com Corporation...............................................................       1,027,083     5.8%
5400 Bayfront Plaza
Santa Clara, CA 95052

Louis Zimmerman(2).............................................................         946,813     5.4%
40 Parker
Irvine, CA 92618

Gregorio Reyes(3)..............................................................         622,499     3.5%

Charles A. Haggerty(4).........................................................          56,040       *

William J. Schroeder(5)........................................................          12,500       *

James D. McNally(6)............................................................         257,606     1.6%

Richard Martin(7)..............................................................         244,764     1.4%

Richard M. White(8)............................................................         40,173       *

Richard N. Thunen(9)...........................................................          26,577       *

Todd Krautkremer...............................................................               -
                                                                                                      *
John H. Rademaker..............................................................               -
All directors and executive officers as a group
   (11) persons)(3)(4)(5)(6)(7)(8)(9)(10)(11)(12)..............................       1,401,631     7.7%

-----------

 *       Less than 1 percent.

1) The persons named in this table have sole voting and investment power with respect to all shares of Common Stock shown as beneficially owned by them, subject to community property laws where applicable and except as indicated in the other footnotes to this table. Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission. In computing the number of shares beneficially owned by a person and the percentage ownership of that person, shares of Common Stock subject to options or warrants held by that person that are currently exercisable or exercisable within 60 days after March 15, 1999 are deemed outstanding. Such shares, however, are not deemed outstanding for the purpose of computing the percentage ownership of any other person.

2) Includes 40,000 shares held in trust for the benefit of Mr. Zimmerman's children. Mr. Zimmerman disclaims beneficial ownership of such shares.

3) Consists of 281,459 shares held in the name of Gregorio Reyes & Vanessa F. Reyes, Trustees of the Gregorio Reyes and Vanessa F. Reyes Trust, u/a dtd April 22, 1983, 25,000 shares held by Reyes Partnership 4, 160,000 shares held directly by Mr. Reyes and 156,040 shares issuable upon the exercise of options to purchase common stock within 60 days of March 15, 1999.

4) Includes 6,040 shares issuable upon the exercise of options to purchase Common Stock within 60 days of March 15, 1999.

5) Includes 5,000 shares issuable upon exercise of options to purchase Common Stock within 60 days after March 15, 1999.

6) Includes 132,812 shares issuable upon exercise of options to purchase Common Stock within 60 days after March 15, 1999.

7) Consists of 244,764 shares issuable upon exercise of options to purchase Common Stock within 60 days after March 15, 1999.

8) Consists of 40,173 shares issuable upon exercise of options to purchase Common Stock within 60 days after March 15, 1999.

9) Includes 22,916 shares issuable upon exercise of options to purchase Common Stock within 60 days after March 15, 1999.


                 EXECUTIVE COMPENSATION AND RELATED INFORMATION

         NOTWITHSTANDING ANYTHING TO THE CONTRARY SET FORTH IN ANY OF THE COMPANY'S PREVIOUS FILINGS UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED, THAT MIGHT INCORPORATE FUTURE FILINGS, INCLUDING THIS PROXY STATEMENT, IN WHOLE OR IN PART, THE FOLLOWING REPORT OF THE COMPENSATION COMMITTEE AND THE PERFORMANCE GRAPH ON PAGE 13 SHALL NOT BE INCORPORATED BY REFERENCE INTO

ANY SUCH FILINGS.

REPORT OF COMPENSATION COMMITTEE

         During 1998, the Compensation Committee of the Board consisted of Charles A. Haggerty, William O'Meara (until June 1998) and William Schroeder, each of whom are non-employee directors. The Compensation Committee, in conjunction with the Board of Directors, establishes salaries, incentives and other forms of compensation for directors, officers and other employees, administers the various incentive compensation and benefit plans (including the Company's stock purchase and stock option plans) and recommends policies relating to such plans. The Compensation Committee also has the exclusive responsibility for granting options and stock purchase rights under the 1991 Stock Plan to executive officers and eligible directors. The Compensation Committee will annually evaluate the performance and determine compensation and long-term equity incentives of the Chief Executive Officer (the "CEO"), and will review and approve the CEO's compensation recommendation for other executive officers of the Company.

         The Company's executive compensation program consists of three main components: (1) base salary, (2) potential for a quarterly and/or annual bonuses based on overall Company performance as well as individual performance and (3) stock and/or option grants which provide the executive officers with the opportunity to build a meaningful stake in the Company, and which stock and/or options are granted with the objective of aligning executive officers' long-range interests with those of the stockholders and encouraging the achievement of superior results over time. The second and third elements of the compensation program constitute the "at risk" components.

         The Company believes that, in order to attract and retain talented individuals, it is important to set the base salaries of its executives at levels that are competitive with those of companies in similar industries, of comparable size and in the Company's same geographic area. As an aid in setting executive compensation for 1999, the Company analyzed the American Electronics Association 1998 Executive Compensation Survey with particular emphasis on companies in the telecommunications industry with sales levels similar to those of the Company. The Company views these companies as an appropriate peer index for executive compensation because it expects to continue to draw its executives from this industry and because these companies represent the Company's principal competitors for qualified executive-level employees.

 ANNUAL OR QUARTERLY CASH BONUSES

         The Company historically has not had a formal cash bonus program for executive officers, although cash bonuses have been paid from time to time in the past to selected executive officers in recognition of superior individual performance. For fiscal 1998, Mr. White received a bonus based upon the Company's achievement of certain sales and operational milestones during the year. None of the other executive officers of the Company earned bonuses during fiscal 1998. The Company currently anticipates that Mr. McNally may earn bonuses in 1999 equal to a certain percentage of his respective salary if the Company meets certain revenue objectives.

         Because stock options and stock grants provide an incentive for executives to maximize stockholder value over time, stock options and stock grants are a key means of aligning the interests of management and stockholders. Value accrues to executives only as the value of the Company's stock appreciates. The Company's typical vesting schedule for all employee options (including options granted to executive officers) is as follows: 25% of the total number of shares subject to the option vest one year after the date of grant and 1/48th of the total number of shares subject to the option vest at the end of each month thereafter. These vesting schedules are intended to encourage a long-term commitment to the Company by its executive officers. The number of shares owned by, or subject to options held by, each executive officer is periodically reviewed and additional awards are considered based upon past performance of the executive and the relative holdings of other executives in the Company and at other companies in the telecommunications industry. In 1998, the Company granted stock options under the 1996 Non-Executive Stock Option Plan (the 1996 Stock Plan) to two new executive officers, Messrs. Thunen (10,000 shares) and Antaya (25,000) prior to their appointments as executive officers and stock options under the 1991 Stock Plan to four executive officers, Messrs. Krautkremer (20,000 shares), Guerry (10,000 shares), Martin (425,000 shares) and Ms. Ratta (25,000 shares). Options granted in 1998 include options that were repriced in October 1998. See discussion below under "Option Repricing."

         The Compensation Committee will meet during the year and will consult as needed with the Company's CEO to establish the compensation program for the next year and to evaluate the effectiveness of the Company's compensation program in meeting its objectives. Additionally, the Compensation Committee may hold special meetings to approve the compensation of a newly hired executive or an executive whose scope of responsibility has significantly changed. Compensation for executive officers will be based on compensation surveys and assessments as to the demonstrated and sustained performance of the individual executives.

 CHIEF EXECUTIVE OFFICER COMPENSATION

         The Compensation Committee evaluates the performance of the Company's Chief Executive Officer, sets his base compensation and determines bonuses and awards stock or option grants, if any. The Compensation Committee determines the CEO's base salary after evaluating a number of factors, including comparative salaries of chief executive officers of companies of comparable size in the telecommunications industry, the Chief Executive Officer's individual performance and the Company's performance.

         Richard W. Martin was named President and Chief Executive Officer effective June 1998. In connection with his appointment, the board granted Mr. Martin a non-statutory stock option under the 1991 stock plan for 325,000 shares. In connection with repricing of options in October 1998, the Board determined not to reprice Mr. Martins options. Alternatively, the Board granted Mr. Martin an option to purchase 100,000 shares at $1.125 per share.

         Gregorio Reyes has served as the Company's Chairman of the Board since January 1995 and in the Office of the Chief Executive Officer of the Company from October 1997 through May 1998. In connection with his appointment to the Office of the Chief Executive Officer, Mr. Reyes was granted a non-statutory stock option under the 1991 Stock Plan for 300,000 shares. In August 1998, Mr. Reyes and the Board agreed to reduce such option to 150,000 shares, all of which were vested. Mr. Reyes works on a part-time consulting basis in his capacity of Chairman of the Board and does not receive any additional compensation over the consulting arrangement he has with the Company. See discussion above under "Compensation of Directors."

         John H. Rademaker served as CEO of the Company from its inception in 1981 to May 1997 and in the Office of the Chief Executive Office from October 1997 through May 1998, and as founder of the Company, owned a significant number of shares of Common Stock of the Company.

OPTION REPRICING

         In October 1998, the Board of Directors (including the Compensation Committee) determined that it was in the best interest of the Company to offer to reprice the then-outstanding stock options of the Company with exercise prices in excess of the then-current fair market value of the Company's Common Stock. The objectives of the 1991 Stock Plan and the Company's other stock option plans are to promote the interests of the Company by providing employees and consultants an incentive to acquire a proprietary interest in the Company and to continue to render services to the Company. Given the substantial decline in fair market value of the Company's Common Stock in the approximately twelve months prior to October 1998, and the fact that many of the Company's employees had commenced work at the Company during that period, a large number of the Company's employees held stock option grants, before the repricing, with exercise prices substantially in excess of the fair market value of the Company's Common Stock in October 1998. It was the view of the Committee that stock options with exercise prices substantially above the current market price of the Company's Common Stock were viewed negatively by most optionees of the Company, and provided little, if any, equity incentive to the optionees. The Committee thus concluded that such option grants seriously undermined the specific objectives of the 1991 Stock Plan and the Company's other stock option plans and should be repriced.

         In this context, the Committee decided that effective October 8, 1998 (the "Grant Date") all optionees, except for Richard W. Martin and the directors, holding stock options with exercise prices in excess of the fair market value of the Company's Common Stock should receive one-for-one repricing of their then-existing unexercised stock options with a new exercise price set at $1.125 per share, the closing sales price and fair market value of the Company's Common Stock on the Grant Date. The new options were subject to the same vesting rate as the canceled options, but the optionees who elected to participate in the repricing agreed to suspend exercisability of these options for a period of six months after the Grant
Date. Included in the repricing actions were certain of the options held by six of the Company's executive officers: Jim McNally, Senior Vice President of Sales, Richard Thunen, Vice President of Engineering, William K. Guerry, Vice President of Finance, Todd Krautkremer, Vice President of Marketing, Richard White, Vice President of Customer Service and Karen Ratta, Vice President of Manufacturing. In determining to reprice options, the Committee also considered the fairness of such a determination in relation to other stockholders. For this reason, the directors' options were not repriced. It is the opinion of the Board of Directors that this program helped improve optionee morale and provided new incentives for the Company's employees and management and that the continued retention and motivation of the Company's employees and management is in the best interests of the Company's stockholders.

 COMPLIANCE WITH INTERNAL REVENUE CODE SECTION 162(M)

         Section 162(m) of the Internal Revenue Code, enacted in 1993, generally disallows a tax deduction to publicly held companies for compensation exceeding $1 million paid to certain of the corporation's executive officers. However, compensation which qualifies as "performance-based" is excluded from the $1 million limit if, among other requirements, the compensation is payable upon attainment of pre-established, objective performance goals under a plan approved by the stockholders.

         The compensation to be paid to the Company's executive officers for the 1998 fiscal year did not exceed the $1 million limit per officer, nor is it expected that the compensation to be paid to the company's executive officers for fiscal 1999 will exceed that limit. The Company's 1991 Stock Plan is structured so that any compensation income realized by an executive officer as a result of the exercise of an outstanding option or the sale of option shares under the 1991 Stock Plan or the 1996 Stock Plan will qualify as "performance-based" compensation which will not be subject to the $1 million limitation. Because it is very unlikely that the cash compensation payable to any of the Company's executive officers in the foreseeable future will approach the $1 million limit, the Compensation Committee has decided at this time not to take any other action to limit or restructure the elements of cash compensation payable to the Company's executive officers. The Compensation Committee will continue to monitor the compensation levels potentially payable under the Company's cash compensation programs, but intends to retain the flexibility necessary to provide total cash compensation in line with competitive practice, the Company's compensation philosophy and the Company's best interests.

                                                     COMPENSATION COMMITTEE

                                                     Charles A. Haggerty
                                                     William J. Schroeder

PERFORMANCE GRAPH

         The following graph summarizes cumulative total stockholder return (assuming reinvestment of dividends) for the period beginning on the date the Company's stock was first registered under Section 12 of the Securities Exchange Act of 1934 (November 9, 1995) and ending at December 31, 1998.

         The graph assumes that $100 was invested on November 9, 1995 in: (i) the Common Stock of Sync Research, Inc., (ii) the Nasdaq Market Index and (iii) the MG Network and Communications Devices Index (provided by Media General Financial Services, Inc.). In 1997, the cumulative return comparison included the MG Communications Index which is no longer available. The Company believes the MG Network and Communications Devices Index is representative of the Company's industry. The stock price performance on the following graph is not necessarily indicative of future stock price performance.

                                    [GRAPH]

                                                     11/9/95      12/31/95     12/31/96    12/31/97    12/31/98
                                                     -------      --------     --------    --------    --------
   Sync Research, Inc.  Common Stock.............     $100.00       $102.84       $31.25       $8.10       $2.70
   Nasdaq Market Index...........................     $100.00       $101.13      $125.67     $153.73      216.82
   MG Network and Communications
    Devices Index................................     $100.00       $100.74      $131.60     $127.97     $257.07

COMPENSATION OF EXECUTIVE OFFICERS

         The following table shows the compensation paid during fiscal year 1998, 1997 and 1996 to the Named Executive Officers.

                           SUMMARY COMPENSATION TABLE

                                        ANNUAL COMPENSATION                     LONG-TERM COMPENSATION
                                        -------------------                  -----------------------------
                                                                                              SECURITIES
NAME AND PRINCIPAL                                                           RESTRICTED       UNDERLYING
------------------                                                             STOCK          OPTIONS/SARs          ALL OTHER
POSITION                                YEAR      SALARY($)        BONUS($)    AWARDS             (#)              COMPENSATION
--------                                ----      ---------        --------    ------             ---              ------------
Gregorio Reyes                           1998            -                -              -               -          $72,000(1)
Office of the Chief Executive            1997            -                -              -         305,000          $72,000(1)
Officer                                  1996            -                -              -           5,000          $72,000(1)

John H. Rademaker                        1998     $138,021                -              -               -         $216,667(2)
Office of the Chief Executive            1997     $175,000                -              -         100,000           $1,766(3)
Officer                                  1996     $175,000                -              -               -             $829(3)

Richard W. Martin                        1998     $116,665                -              -         425,000(6)        $2,866(3)
President and Chief Executive
Officer

James D. McNally                         1998     $203,263                -              -               -           $5,650(3)(5)
Senior Vice President of Sales           1997     $160,000        $8,762(4)              -         145,000           $4,799(3)(5)
                                         1996     $150,000       $20,553(4)              -                           $2,500(3)(5)

Richard N. Thunen                        1998     $122,000          $19,191              -          30,000(7)        $3,249(3)(5)
Vice President of Engineering            1997     $140,000           $4,171              -                           $2,059(3)(5)
                                         1996     $103,950                -              -

Todd J. Krautkremer                      1998     $162,092                -              -          70,000(7)        $2,461(3)(5)
Vice President of Marketing              1997     $140,000                -              -          50,000(7)        $2,459(3)(5)
                                         1996     $131,250                -              -          50,000(7)       $66,015(3)(8)

Richard White                            1998     $110,000       $39,444(9)              -                  -        $2,629(3)(5)
Vice President of Customer               1997     $102,208       $15,902(9)              -          85,000(7)        $2,431(3)(5)
Service                                  1996      $93,000       $22,083(9)              -          26,576(7)                   -

------------------------

(1) Consists of payments pursuant to a consulting agreement with the Company under which Mr. Reyes is paid a fee of $6,000 per month. Mr. Reyes served in the office of Chief Executive Officer from

         October 1997 to May 1997. See also, discussion above under "Compensation of Directors."

(2) Consists of severance payments of $216,667 paid to Mr. Rademaker pursuant to the terms of the Settlement Agreement and Mutual Release between the Company and Mr. Rademaker dated September 28, 1998.
         Mr. Rademaker resigned from the Office of the Chief Executive Officer effective as of May 1998.

(3) Includes life insurance premiums pursuant to a program generally available to all employees paid in 1998 in the amount of $2,866 for Mr. Martin, $3,150 for Mr. McNally, $1,324 for Mr. Thunen, $330 for Mr. Krautkremer and $979 for Mr. White; paid in 1997 in the amount of $1,766 for Mr. Rademaker, $1,037 for Mr. Thunen, $2,430 for
         Mr. McNally, $303 for Mr. Krautkremer and $898 for Mr. White; paid in 1996 in the amount of $829 for Mr. Rademaker, $550 for Mr. Thunen, $2,250 for Mr. McNally and $216 for Mr. Krautkremer.

(4)      Consists of sales commissions.

(5) Includes defined contribution retirement plan contributions made by the Company in 1998 in the amount of $2,500 for Mr. McNally, $1,925 for Mr. Thunen, $2,131 for Mr. Krautkremer and $1,650 for Mr. White; in 1997
         in the amount of $1,022 for Mr. Thunen, $2,369 for Mr. McNally, $2,156 for Mr. Krautkremer, and $1,533 for Mr. White; in 1996 in the amount of $250 for Mr. McNally and $250 for Mr. Thunen.

(6) On June 5, 1998, Mr. Martin was granted options to purchase 325,000 shares of Common Stock at $3.625 per share and on November 6, 1998, Mr. Martin was granted options for 100,000 shares of Common Stock at $1.125 per share.

(7) On April 10, 1996, Mr. Krautkremer was granted options to purchase 50,000 shares of Common Stock at $22.25 per share. On August 27, 1996, Mr. White was granted options to purchase 25,000 shares of Common Stock at $13.25 per share and on January 14, 1997, Mr. White was granted options to purchase 15,000 shares of common stock at $14.87 per share. On January 29, 1997, Mr. Thunen was granted options to purchase 10,000 of Common Stock at $14.25 per share. In an option repricing, which was effective April 14, 1997, these options were canceled and exchanged for new options with an exercise price of $3.9375 per share, the closing sale price of the Company's Common Stock on April 14, 1997. As consideration for the exchange, Messrs. Krautkremer, Thunen and White agreed to suspend the vesting on these new options during the six month period after April 14, 1997. On June 5, 1998, Mr. Thunen was granted options to purchase 10,000 shares of Common Stock and Mr. Krautkremer was granted options to purchase 20,000 shares of Common Stock, all shares priced at $3.625 per share. On October 8, 1998, the options for Messrs. Krautkremer, White and Thunen were canceled and exchanged for new options with an exercise price of $1.125, the closing sale price of the Company's Common Stock on October 8, 1998. As consideration for the exchange, Messrs. Krautkremer, White and Thunen agreed to not exercise any options during the six month period after October 8, 1998.

(8) Includes temporary living allowances and other relocation expenses in the amount of $65,799.

(9)      Consists of incentive performance based bonuses.

         The following tables set forth information for the Named Executive Officers with respect to grants of options to purchase Common Stock of the Company made in the fiscal year ended December 31, 1998, and the value of all options held by such Named Executive Officers on December 31, 1998.

                      OPTION/SAR GRANTS IN FISCAL YEAR 1998


                                                         INDIVIDUAL GRANTS
                                      -------------------------------------------------------     POTENTIAL REALIZABLE VALUE AT
                                       NUMBER OF       % OF TOTAL                                      ASSUMED ANNUAL RATES OF
                                       SECURITIES      OPTIONS/SARS       EXERCISE                   STOCK PRICE APPRECIATION FOR
                                       UNDERLYING       GRANTED TO         OR BASE                            OPTION TERM(3)
                                      OPTIONS/SARS     EMPLOYEES IN        PRICE    EXPIRATION      ----------------------------
NAME                                  GRANTED #(1)    FISCAL YEAR %(2)     ($/SH)      DATE            5%($)             10%($)
----                                  ------------    ----------------     ------      ----         ----------         ---------
Richard W. Martin...........            325,000(4)      10.2%              $3.630    6/08/08           $740,916      $1,877,628
                                        100,000(4)       3.1%              $1.125    10/8/08            $70,751        $179,296

James D. McNally............            145,000(5)       4.6%              $1.125      (5)              $88,232        $216,561

Richard N. Thunen...........             30,000(5)       0.9%              $1.125      (5)              $18,916         $46,789

Todd J. Krautkremer.........             70,000(5)       2.2%              $1.125      (5)              $42,519        $104,394

Richard White...............             75,280(5)       2.4%              $1.125      (5)              $42,885        $103,950


-----------

(1)      All options were granted pursuant to the Company's 1991 and 1996
         Stock Plans and, except as noted below, become exercisable at the rate of one fourth of the shares subject to the option on the first annual anniversary of the vesting commencement date and 1/48th of the shares at the end of each month thereafter. No stock appreciation rights were granted in the last fiscal year.

(2) Options to purchase a total of 3,179,075 shares of Common Stock were granted to employees in 1998, including options to purchase 2,237,507 shares of Common Stock pursuant to the Company's 1996 Stock Plan, 834,030 shares under the Company's 1991 Stock Plan and 57,538 shares under the Company's Assumed TyLink 1994 Stock Plan. As of March 15, 1999, stock options to purchase a total of 1,880,219 shares had been authorized for issuance under the 1996 Stock Plan, 1,587,287 of which were issued and outstanding at a weighted average exercise price of $1.52 per share. All grants under the 1996 Stock Plan have a per share exercise price equal to the fair market value of the Company's common stock on the date of grant. Except for initial grants upon hiring, none of the executive officers or directors of the Company is eligible to participate in the 1996 Stock Plan.

(3) These amounts represent certain assumed rates of appreciation only. Actual gains, if any, on stock option exercises and Common Stock holdings are dependent on the future performance of the Common Stock and overall market conditions. There is no assurance that the amounts reflected will be realized.

(4) These options are exercisable at the rate of 1/18 of the shares at the end of each month after June 1, 1998. Vesting will be accelerated to the extent of the following: (a) one-third of the shares will immediately vest upon hiring a replacement Chief Executive Officer or upon Mr. Martin's termination other than for cause, (b) one-third of the shares will immediately vest upon achieving an operating profit of at least 5% of net revenues for two consecutive quarters, and (c) all unvested shares will become immediately vested by a Change of Control. The option may be exercised prior to vesting, provided, however, that the Company shall have the right to repurchase any exercised but unvested shares at the original exercise price upon Mr. Martin's termination of service from the Company.

(5) On April 18, 1997 and on December 9, 1997 Mr. McNally was granted 70,000 and 75,000 shares of Common Stock at $3.375 and $3.9375 per share, respectively. On April 14, 1997, June 5, 1997 and December 9. 1997 Mr. Thunen was granted 10,000, 10,000 and 10,000 shares of Common Stock at $3.9375, $3.625 and $3.9375 per share, respectively. On April 14, 1997 and June 5, 1998, Mr. Krautkremer was granted 50,000 and 20,000 shares of Common stock at $3.9375 and $3.625 per share, respectively. On September 23, 1994, March 13, 1995, May 17, 1995, December 11, 1995, April 14, 1996, April 14, 1997 and April
         18, 1997 Mr. White was granted 1,576, 394, 1,576, 158, 1,576,
         25,000, 15,000, 30,000 shares of Common Stock at $3.17 for the first five grants, $3.9375 for the next two grants and $3.375 for the last grant, respectively. On October 8, 1998 all of these grants were canceled and exchanged for new options with an exercise price of $1.125, the closing sale price of the Company's Common Stock on October 8, 1998. As consideration for the exchange, these officers agreed to not exercise any of the options for a period of six months. The expiration dates of the new options is ten years from the original grant date of the canceled options. The range of expiration dates is from March 13, 2005 to November 6, 2008.

               AGGREGATED OPTION/SAR EXERCISES IN FISCAL YEAR 1998
                AND OPTION/SAR VALUES AT END OF FISCAL YEAR 1998

                                                                          NUMBER OF
                                   SHARES                            SECURITIES UNDERLYING          VALUE OF UNEXERCISED
                                  ACQUIRED                           UNEXERCISED OPTIONS AT        IN-THE-MONEY OPTIONS AT
                                     ON            VALUE                 12/31/98(1):                  12/31/98(2)($):
NAME                              EXERCISE(#)    REALIZED($)        EXERCISABLE/UNEXERCISABLE      EXERCISABLE/ UNEXERCISABLE
----                              --------       ------------       -------------------------      --------------------------
Gregorio Reyes.................       -               -                  155,104/4,896                       -/-

Richard W. Martin..............       -               -                 116,025/308,075                      -/-

James D. McNally...............       -               -                 117,916//98,334                  $58,016/$961

Richard N. Thunen..............       -               -                  20,207/24,793                   $10,891/$641

Todd J. Krautkremer............       -               -                    96,483/-0-                    $53,355/-$0-

Richard White..................     7,879          $23,719               33,662/41,618                       -/-

-----------------------------

(1)      No stock appreciation rights (SARs) were outstanding during 1998.

(2) Based on the closing price of the Company's Common Stock as reported on the Nasdaq National Market on December 31, 1998 of $0.97 See "Executive Compensation and Related Information-Compensation of Executive Officers-Option/SAR Grants in Fiscal Year 1998," footnotes

         4 and 5, for discussion of option repricing program which was effected in October 1998.

               EMPLOYMENT CONTRACTS, TERMINATION OF EMPLOYMENT AND
                         CHANGE-IN-CONTROL ARRANGEMENTS

         The Company enters into Change of Control Severance Agreements with each of its officers. These agreements provide that upon a change of control of the Company, fifty percent (50%) of the officer's unvested options shall immediately vest. The remaining unvested options shall continue to vest at the same rate as the officer's original vesting schedule, so that the same number of options continue to vest per month as did prior to the change in control. In addition, the agreements provide that the Company will enter into consulting arrangements with each such officer if he or she is involuntary terminated without cause or has his or her duties significantly reduced or is otherwise constructively terminated within twelve (12) months after a change of control of the Company. These consulting arrangements will last for up to twelve months after such officer's termination. The agreements provide that, during the consultation period, the officer will continue to receive compensation at the rate at which he or she was previously compensated during the twelve months prior to such termination. In addition, the terminated officer's unvested options will continue to vest during the consultancy period.

         On October 24, 1997, the Company entered into a Change of Control Severance Agreement with Gregorio Reyes, Chairman of the Board of Directors and Consultant to the Company. Pursuant to this agreement, if Mr. Reyes is terminated without cause or otherwise involuntarily terminated within twelve
(12) months following a change in control of the Company, one hundred percent (100%) of Mr. Reyes' unvested options shall immediately vest.

         On September 28, 1998 the Company entered into a Settlement Agreement and Mutual Release with John Rademaker. Pursuant to this agreement, in consideration for a release of all claims against the Company, the Company paid Mr. Rademaker $216,666.67, less applicable taxes and withholding.

         On December 28, 1998, the Company entered into a Settlement Agreement and Mutual Release with Karen Ratta. Pursuant to this agreement, in consideration for a release of all claims against the Company, the Company has agreed to pay Ms. Ratta $10,833.33 per month, less applicable taxes and withholding for a period not to exceed 6 months from the date of her resignation.

         The Company entered into a Management Agreement with Richard W. Martin on November 6, 1998, as amended on April 9, 1999. Pursuant to this agreement, upon a merger, sale or other change of control of the Company, the Company has agreed to pay Mr. Martin up to the greater of $250,000 or cash equal to 2% of the value of stock or cash received by stockholders of the Company in a sale, merger or change of control transaction provided that such payment shall not exceed $500,000. In addition, the amended Management Agreement provides that if Mr. Martin is terminated in connection with a sale, merger or other change of control transaction, he will continue to receive his base salary and benefits for a period not to exceed three months following the closing of such transaction.

         The 1991 Plan provides that in the event of a merger or sale of all or substantially all of the assets of the Company, outstanding options or stock purchase rights shall be assumed or an equivalent option or stock purchase right shall be substituted by the successor corporation or the administrator of the 1991 Plan may, in lieu of such assumption or substitution, grant all optionees, including executive officers of the Company, the right to exercise the options or stock purchase right as to some or all of the underlying shares including those that would not otherwise be exercisable.

                       REPORT ON REPRICING OF OPTIONS/SARS

         In October 1998 the Company allowed all employees except Richard W. Martin to cancel outstanding options that had not yet been exercised and that had an exercise price in excess of the then-current fair market value and replace them with new options for an equal number of shares with an exercise price equal to such fair market value. Such new options were granted at a price of $1.125 per share, the closing sales price and fair market value of the Company's Common Stock on the effective date of the repricing, October 8, 1998. The new options were subject to the same vesting rate as the canceled options, but the optionees who elected to participate in the repricing agreed to suspend the exercisibility of these options for a period of six (6) months after October 8, 1998. See "Report of Compensation Committee-Option Repricing." The following table sets forth all repricings of options held by the Company's executive officers since the Company's initial public offering.

                                                  10-YEAR OPTION/SAR REPRICING
                                                  ----------------------------

                                                    NUMBER OF                                                        LENGTH OF
                                                   SECURITIES     MARKET PRICE                                       ORIGINAL
                                                   UNDERLYING     OF STOCK AT     EXERCISE PRICE                    OPTION TERM
                                                  OPTIONS/SARS      TIME OF          AT TIME OF                     REMAINING AT
                                                   REPRICED OR    REPRICING OR      REPRICING OR       NEW            DATE OF
                                                     AMENDED       AMENDMENT         AMENDMENT       EXERCISE       REPRICING OR
          NAME                         DATE            (#)            ($)               ($)           PRICE($)       AMENDMENT
          ----                         ----       ------------    ------------    --------------     ---------      ------------
          Richard N. Thunen           10/8/98          10,000       $1.125            $3.9375         $1.125         8.5 years
          Vice President of           10/8/98          10,000       $1.125            $3.9375         $1.125         9.2 years
          Engineering                 10/8/98          10,000       $1.125            $3.6250         $1.125         9.7 years

          James D. McNally            10/8/98          70,000       $1.125            $3.3750         $1.125         8.5 years
          Senior Vice President of    10/8/98          75,000       $1.125            $3.9375         $1.125         9.2 years
          Worldwide Sales

          Todd J. Krautkremer         10/8/98          50,000       $1.125            $3.9375         $1.125         8.5 years
          Vice President of           10/8/98          20,000       $1.125            $3.6250         $1.125         9.7 years
          Marketing
                                      4/14/97          50,000      $3.9375            $22.25          $3.9375         9 years

          Richard White               10/8/98          30,000       $1.125            $3.3750         $1.125         8.5 years
          Vice President of           10/8/98          40,000       $1.125            $3.9375         $1.125         8.5 years
          Customer Service            10/8/98           1,576       $1.125            $3.1700         $1.125         6.0 years
                                      10/8/98             394       $1.125            $3.1700         $1.125         6.4 years
                                      10/8/98           1,576       $1.125            $3.1700         $1.125         6.6 years
                                      10/8/98             158       $1.125            $3.1700         $1.125         7.2 years
                                      10/8/98           1,576       $1.125            $3.1700         $1.125         7.5 years

                                      4/14/97          25,000      $3.9375            $13.25          $3.9375        8.5 years
                                      4/14/97          15,000      $3.9375           $14.8725         $3.9375       9.75 years

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

         In January 1995, the Company entered into a Consulting Agreement with Gregorio Reyes, the Chairman of the Board of Directors. This agreement provides for a monthly consulting fee of $6,000 per month to be paid to Mr. Reyes. For the year ended December 31, 1998, Mr. Reyes earned $72,000 under this contract. This agreement may be terminated by either party upon thirty days' prior written notice.

         The Company has entered into change-of-control severance agreements with each of its officers and with one of its directors, Gregorio Reyes. See "Employment Contracts, Termination of Employment and Change-in-Control Arrangements."

         On September 28, 1998 the Company entered into a Settlement Agreement and Mutual Release with John Rademaker. See "Employment Contracts, Termination of Employment and Change-in-Control Agreements."

         On December 28, 1998, the Company entered into a Settlement Agreement and Mutual Release with Karen Ratta. See "Employment Contracts, Termination of Employment and Change-in-Control Agreements."

         On November 6, 1998, the Company entered into a Management Agreement with Richard W. Martin. See "Employment Contracts, Termination of Employment and Change-in-Control Agreements."

         The Company has granted shares of restricted stock and options to purchase stock to certain executive officers and outside directors. See "Compensation of Executive Officers," and "Compensation of Directors."

         The Company has entered into indemnification agreements with its officers and directors containing provisions which may require the Company, among other things, to indemnify its officers and directors against certain liabilities that may arise by reason of their status or service as officers or directors (other than liabilities arising from willful misconduct of a culpable nature) and to advance their expenses incurred as a result of any proceeding against them as to which they could be indemnified.

         In October 1998, the Company repriced certain options to purchase Common Stock granted to employees, including executive officers. See "Executive Compensation and Related Information Report of Compensation Committee" and "Report on Repricing of Options/SARs."


           COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

         During 1998, Messrs. Haggerty, O'Meara and Schroeder comprised the Compensation Committee of the Board of Directors. None of these persons has ever been an officer or employee of the Company or any of its subsidiaries. There were no compensation committee interlocks or other relationships during 1998 requiring disclosure under Item 402(j) of Regulation S-K of the Securities and Exchange Commission.

             SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

         Section 16(a) of the Exchange Act requires the Company's directors, executive officers and persons who own more than 10% of the Company's Common Stock (collectively, "Reporting Persons") to file with the Securities and Exchange Commission ("SEC") initial reports of ownership and changes in ownership of the Company's Common Stock. Reporting Persons are required by SEC regulations to furnish the Company with copies of all Section 16(a) reports they file. To the Company's knowledge, based solely on its review of the copies of such reports received or written representations from certain Reporting Persons that no other reports were required, the Company believes that during its fiscal year ended December 31, 1998, all Reporting Persons complied with all applicable filing requirements, except as follows: Mr. Martin did not file a Form 5 with respect to his grant of 100,000 shares of Common Stock in November 1998. Mr. Martin subsequently reported this transaction on a Form 4 in April 1999 and in March 1998, Ms. Ratta, who was then the Company's Vice President of Manufacturing, filed a Form 4 late with respect to the same day exercise and sale of the Company's Common Stock in February 1998, did not file a Form 5 reflecting her exercise of the Company's Common Stock in November 1998 and did not file a Form S reflecting her grant of repriced options in October 1998.

                                  OTHER MATTERS

         The Board of Directors knows of no other matters to be submitted to the meeting. If any other matters properly come before the meeting, then the persons named in the enclosed form of proxy will vote the shares they represent in such manner as the Board may recommend.

                                     By Order of the Board of Directors




                                     William K. Guerry
                                     Secretary

Dated: April 30, 1999

         THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF
                               SYNC RESEARCH, INC.
                       1999 ANNUAL MEETING OF STOCKHOLDERS

                The undersigned stockholder of Sync Research, Inc., a Delaware corporation, hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders and Proxy Statement, each dated April 30, 1999, and hereby
P appoints Richard W. Martin and William K. Guerry or either of them, proxies and attorneys-in-fact, with full power to each of substitution, on behalf and
R in the name of the undersigned, to represent the undersigned at the 1999 Annual Meeting of Stockholders of Sync Research, Inc. to be held on June 11,
O 1999 at 2:00 p.m. local time, at the Marriott Suites located at 500 Bayview Circle, Newport Beach, California 92660, and at any adjournment or
X postponement thereof, and to vote all shares of Common Stock which the undersigned would be entitled to vote if then and there personally present,
Y on the matters set forth on the reverse side and, in their discretion, upon such other matter or matters that may properly come before the meeting and any adjournment(s) thereof.

 -------------                                                    -------------
     SEE                                                               SEE
    REVERSE        CONTINUED AND TO BE SIGNED ON REVERSE SIDE        REVERSE
     SIDE                                                             SIDE
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/ x /  PLEASE MARK YOUR
       VOTES AS IN THIS
       EXAMPLE


THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO CONTRARY DIRECTION IS INDICATED, WILL BE VOTED AS FOLLOWS: (1) FOR THE ELECTION OF
DIRECTORS; (2) FOR APPROVAL OF THE AMENDMENT TO THE CERTIFICATE OF INCORPORATION; (3) FOR THE APPOINTMENT OF ERNST & YOUNG LLP AS
INDEPENDENT PUBLIC ACCOUNTANTS, AND AS SAID PROXIES DEEM ADVISABLE ON SUCH OTHER MATTERS AS MAY COME BEFORE THE MEETING.

                                                                                                            FOR    AGAINST  ABSTAIN
 1.  Election of                                                 2. Proposal to approve an amendment to
     Directors                                                      the Certificate of Incorporation to    /   /    /   /    /   /
                                                                    effect a one-for-five reverse
                                                                    split of the Company's Common Stock.

     Nominees:  Gregorio Reyes, Charles A. Haggerty, William J. Schroeder

          FOR                        WITHHELD
          ALL     /  /         /  /  FROM ALL                                                              FOR    AGAINST  ABSTAIN
        NOMINEES                     NOMINEES                    3. Proposal to ratify the appointment
                                                                    of Ernst & Young LLP as the           /   /    /   /    /   /
                                                                    Company's independent public
 /  /                                                               accountants for the fiscal year
    --------------------------------------------------              ending December 31, 1999.
        For all nominees except as noted above
                                                                 MARK HERE FOR ADDRESS CHANGE AND NOTE AT LEFT  /  /


                                                                 NOTE: This Proxy should be marked, dated, signed by the
                                                                 stockholder(s) exactly as his or her name appears hereon, and returned in the enclosed envelope. Persons signing in a
                                                                 fiduciary capacity should so indicate. If shares are held by joint tenants or as community property, both should sign.



SIGNATURE _____________________________ DATE: ________________   SIGNATURE ________________________________ DATE: _______________
